UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 29, 2012

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of Principal Executive Offices)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 29, 2012, the Company entered into a transaction (the “Transaction”) designed to enable it to access its net operating losses of approximately $700 million (the “NOLs”).  Because the Company is currently anticipated to generate taxable income, the Company intends to offset these NOLs against such income with the goal of reducing the Company’s tax burden.  The Company was previously part of Hallmark Cards, Incorporated’s (“Hallmark Cards”) consolidated tax group for Federal income tax purposes (the “HC Tax Group”), and was restricted in its ability to utilize the NOLs that accumulated prior to the Company joining the HC Tax Group.  As a result of the Transaction, the Company will no longer be a member of the HC Tax Group and may utilize the NOLs.

The Transaction included, among other things: (1)  the transfer on October 31, 2012 by Hallmark Cards of 40 million shares of the Company’s common stock to a German affiliate that is not part of the HC Tax Group (the “Transfer”); (2) receipt of a private letter ruling from the Internal Revenue Service in support of the Company’s position that as a result of the Transfer, it will no longer be part of the HC Tax Group and such restrictions on its ability to utilize the NOLs will no longer apply; and (3) the entry into an acknowledgement and agreement with Hallmark Cards and HC Crown, LLC (“HCC”), which was a condition to Hallmark’s transfer of such shares (the “Agreement”).

The Agreement provides that: (1) consistent with the terms of the existing Stockholders Agreement, dated June 29, 2010, among HCC, Hallmark Cards and the Company, the Company will not impede future transfers of the Company’s common stock back to an affiliate of Hallmark Cards; and (2) if a taxing authority determines that the Transfer did not result in the Company no longer being a member of the HC Tax Group, the Federal Tax Sharing Agreement dated March 11, 2003, between Hallmark Cards and the Company, as amended, will be deemed to have been continuously in effect.

As is the Company’s policy with respect to material transactions with Hallmark Cards, a special committee of independent directors reviewed and approved the Transaction.  The special committee was assisted in its review by outside legal counsel.

The summary of the terms of the Agreement is qualified entirely by reference to the Agreement, which is attached as an exhibit to this Report and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Acknowledgement and Agreement, dated October 29, 2012, by and among H C Crown, LLC, Hallmark Cards and Crown Media Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	November 1, 2012	By	/s/ Andrew Rooke
Name: Andrew Rooke
Title: Executive Vice President and Chief Financial Officer

 Exhibit Index

Exhibit Number	Description
10.1	Acknowledgement and Agreement, dated October 29, 2012, by and among H C Crown, LLC, Hallmark Cards and Crown Media Holdings, Inc.